Exhibit 99.1

 OneWater Marine Reaches Agreement to Acquire Norfolk Marine
Acquisition will further expand presence in the Mid-Atlantic U.S.

BUFORD, GA – November 16, 2021 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or “the Company”) announced today that it has reached an agreement to acquire Norfolk Marine Inc., which will expand the Company’s presence in the Mid-Atlantic U.S. and enhance new and pre-owned boat sales, finance, and parts and services offerings. The transaction is expected to close in the fourth quarter of calendar 2021.

“The OneWater family welcomes Jason Murphy and the Norfolk Marine team as we continue to execute on our growth strategy. This acquisition will add to our growing presence in the Mid-Atlantic region and will mark our first dealer in Virginia,” said Austin Singleton, Chief Executive Officer for OneWater. “Jason and his team have contributed to the rich history of Norfolk Marine, and we look forward to providing support as they continue to expand their offerings.”

A third-generation family owned and operated business, Norfolk Marine is an exclusive authorized dealer for premier boating brands including Sea Hunt, Grady-White, Regal, Bennington and Carolina Skiff. Norfolk Marine generated over $20 million in sales over the past twelve months and is a full-service marine dealer, offering award winning service and repair for a wide variety of boat brands and models. Among its factory trained techicians, Norfolk Marine is home to several 5-star Yamaha technicians and multiple Yamaha Master technicians.

Jason Murphy, Owner of Norfolk Marine, said, “We are thrilled to be joining the OneWater family, and we could not have imagined a better fit. For more than 75 years, Norfolk Marine has proudly served our growing customer base. As we continue to expand our offerings and solidify our leadership position, we believe OneWater’s expertise and experience in its own growth and diversification efforts will be a huge catalyst for further success.”

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 71 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

Cautionary Statement Concerning Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: risks related to the satisfaction of the conditions to closing the acquisition in the anticipated timeframe or at all, risks related to the ability to realize the anticipated benefits of the acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period, the risk that the businesses will not be integrated successfully, decline in demand for our products and services, restrictions on the availability of inventory, the seasonality and volatility of the boat industry, our acquisition and business strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic and related governmental actions or restrictions on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from OneWater Marine’s website at www.onewatermarine.com under the “Investors” tab, and in other documents OneWater Marine files with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.